UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2024

THE CHILDREN’S PLACE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PLCE	NASDAQ Global Select Market

Item 2.02	Results of Operations and Financial Condition.

Fourth Quarter 2023 Preliminary Unaudited Results

While the results are preliminary and subject to the Company’s detailed year-end closing process and an independent audit, the Company announced that it now expects to report the following results for the fourth quarter of fiscal 2023:

•	Net sales are expected to be approximately $454 million to $456 million, versus the Company’s prior guidance of $460 million to $465 million.

•	Adjusted operating loss, which will exclude certain non-recurring costs, the gain from the settlement of a lawsuit, and non-cash asset impairments, if any, for the quarter is expected to be in the range of (9.0%) to (8.0%) of net sales, versus the Company’s prior guidance of adjusted operating income of approximately 2% to 3% of net sales. The adjusted operating loss reflects the impact of lower than expected merchandise margin resulting from more aggressive promotions in an effort to maximize sales, higher than anticipated split shipments to meet customer e-commerce demand, and increased inventory valuation adjustments. The Company projects to end the year in a clean inventory position with inventory expected to be down 16% to 20% versus the prior year. Information reconciling the above non-GAAP measure to the most comparable financial measure calculated and presented in accordance with GAAP is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to finalizing and quantifying the components that are necessary for such reconciliation at this time.

•	Total liquidity as of February 3, 2024 is expected to be approximately $45 million (including approximately $13 million of cash and cash equivalents and approximately $32 million of excess availability under the Company's Credit Facility after excluding all necessary reserves and excess availability requirements). As previously anticipated, total indebtedness is expected to decrease by more than $100 million versus the third quarter of fiscal 2023 and, as of February 3, 2024, is expected to be approximately $277 million as compared to $408 million as of the end of the third quarter of fiscal 2023.

The Company plans to provide further commentary on the fourth quarter and full fiscal year 2023 actual results, and the Company’s outlook for fiscal 2024, during the first quarter of fiscal 2024 as part of its earnings release and conference call.

The preliminary unaudited information in this Current Report is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses information regarding the Company’s results of operations and financial condition as of and for the fourth quarter of fiscal 2023. In accordance with General Instruction B.2 of Form 8-K, such information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing. The preliminary unaudited financial information is not a comprehensive statement of our financial condition or results for the three months and year ended February 3, 2024 and is subject to the completion of our financial closing procedures and an independent audit. We have not yet finalized our financial statement closing process for the three months and year ended February 3, 2024. In connection with the finalization process, we may identify items that would require us to make adjustments to the preliminary unaudited information, including with respect to our accounting for taxes in accordance with GAAP, which may be material. Ernst & Young LLP, our external auditors, has not audited, reviewed, compiled or performed any procedures with respect to such preliminary unaudited information. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. Our actual financial results could be different from those set forth herein and those differences could be material. Estimates are subject to risks and uncertainties, many of which are not within our control. Accordingly, you should not place undue reliance on such estimates. We do not undertake any obligation to update the preliminary unaudited results.

Certain of the Company’s preliminary unaudited results are reported in this Form 8-K on an adjusted, non-GAAP basis. Adjusted operating income (loss) are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

Item 8.01	Other Events.

The Company also announced that it has been working to improve its liquidity position and strengthen its balance sheet to best position the Company for the future. The Company is working with its advisors (including Centerview Partners), lenders and potential lenders to obtain new financing necessary to support ongoing operations, and is considering strategic alternatives in the event that the Company is unable to consummate new financing.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

	Exhibit 99.1	Press Release, dated February 9, 2024, issued by the Company (Exhibit 99.1 is furnished as part of this Current Report on Form 8-K).

	Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

This Current Report on Form 8-K contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s preliminary unaudited results for the fourth quarter of fiscal 2023. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, the uncertainty of weather patterns, the risk that we may be unable to obtain new financing, and the risk that our preliminary unaudited results for the fourth quarter of fiscal 2023 may differ (perhaps materially) from our actual results for such period. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:February 9, 2024

THE CHILDREN’S PLACE, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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